Exhibit 5.1

GCL Silicon Technology Holdings Inc.

36th Floor, Exchange Square 2

Central, Hong Kong

15 September 2008

Dear Sirs

Re:   GCL Silicon Technology Holdings Inc. (“Company”) — Registration No. 333-152425

We act as legal counsel in the Cayman Islands to the Company and issue this opinion in connection with and for the purposes of (i) the proposed offering of American Depositary Shares (the “ADSs”) representing ordinary shares of the Company, par value of US$0.00001 per share (the “IPO Shares”); and (ii) the proposed offering of ADSs by the Selling Shareholders (as set out in the Underwriting Agreement thereof), by way of a public offering (the “Initial Public Offering”) on the New York Stock Exchange (the “Stock Exchange”) pursuant to a Form F-1 Registration Statement filed with the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended (the “Securities Act”).

For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the First Schedule to this opinion (“Documents”).

In this opinion, unless otherwise defined herein, capitalised terms have the meanings assigned to them in the Registration Statement.

Assumptions

In stating our opinion we have assumed:

(a)	The genuineness, authenticity, accuracy and completeness of all signatures, Documents and other documents submitted to us as originals and the conformity to authentic original documents of all Documents and other such documents submitted to us as certified, conformed, notarised, faxed, scanned or photostatic copies; and

(b)	that any representation, warranty or statement of fact or law, other than as to the laws of Cayman Islands, made in the Documents or any other documents reviewed by us is true, accurate and complete and effective.

Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

1.	The Company is a limited liability company duly incorporated with limited liability and existing under the laws of the Cayman Islands. The Company possesses the capacity to sue and be sued in its own name under the laws of the Cayman Islands.

2.	The issuance of the ADSs representing the IPO Shares have been duly authorised and when issued and fully paid for in accordance with the terms of issue as set forth in the Resolutions and as contemplated in the Registration Statement, will be validly issued, fully paid and non-assessable.

Under Cayman Islands law, non-assessable means, in relation to fully-paid shares, that no holder of such shares shall be bound by an alteration of the memorandum of association or articles of association of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for, additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company in respect of his shareholding in the Company.

We express no opinion as to any law other than Cayman Islands law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except the Cayman Islands. This opinion is limited to Cayman Islands law as applied by the Courts of the Cayman Islands at the date hereof.

With respect to this opinion, we have relied upon statements and representations made to us in the Officer’s Certificate provided to us by an authorised officer of the Company for the purposes of this opinion. We have made no independent verification of the matters referred to in the Officer’s Certificate, and we qualify our opinion to the extent that the statements or representations made in the Officer’s Certificate are not accurate in any respect.

Disclosure

This opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

We consent to the filing of this opinion as an exhibit to the registration statement on the Registration Statement initially filed with the U.S. Securities and Exchange Commission on 21 July 2008 relating to the public offering of ADSs representing the IPO Shares and the reference to us under the headings “Enforceability of Civil Liberties”, “Taxation” and “Legal Matters” in the prospectus contained in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

This opinion is governed by and is to be construed in accordance with Cayman Islands law.

Yours faithfully

/s/ Appleby

Appleby

FIRST SCHEDULE

1.	A copy of the registration statement submitted to the Securities and Exchange Commission on 21 July 2008 (the “Registration Statement”).

2.	A copy of the registered Agent’s Certificate dated 17 July 2008 (the “Registered Agent’s Certificate”) enclosing the following:

(i)	A copy of the Certificate of Incorporation on Change of Name as issued by or registered with the Registrar of Companies in the Cayman Islands dated 29 February 2008 (the “Certificate of Incorporation”);

(ii)	A copy of the First Amended and Restated Memorandum and Articles of Association of the Company adopted on 23 August 2007 (the “First Memorandum and Articles”);

(iii)	A copy of the Register of Members (the “Register of Members”);

(iv)	A copy of the Register of Directors and Officers (the “Register of Directors and Officers”); and

(v)	A copy of the Register of Transfers (the “Register of Transfers”).

3.	A copy of the Second Amended and Restated Memorandum and Articles of the Company adopted on 18 July 2008 (the “Second Memorandum and Articles”, together with the Certificate of Incorporation, the “Constitutional Documents”).

4.	A copy of the draft Third Amended and Restated Articles of the Company adopted on 18 July 2008 and effective upon the Listing (the “Draft Third Memorandum and Articles”).

5.	Copies of:

(i)	Unanimous Written Resolutions of the Directors dated 15 August 2007;

(ii)	Unanimous Written Resolutions of the Shareholders dated 23 August 2007;

(iii)	Unanimous Written Resolutions of the Directors dated 11 February 2008;

(iv)	Unanimous Written Resolutions of the Directors dated 17 July 2008;

(v)	Minutes of a Meeting of the Board of Directors of the Company held on 10 September 2008; and

(vi)	Minutes of an Extraordinary General Meeting of the Company held on 18 July 2008 (items 7(i) to (vi) collectively the “Resolutions”).

6.	A copy of the Officer’s Certificate dated 18 July 2008 (“Officer’s Certificate”).